Exhibit 99.1

Mativ Announces Second Quarter 2025 Results

ALPHARETTA, GA, August 6, 2025 -– Mativ Holdings, Inc. ("Mativ" or the "Company") (NYSE: MATV) reported earnings results for the three months ended June 30, 2025.

Adjusted measures are reconciled to GAAP at the end of this release. Financial comparisons are versus the prior year period unless stated otherwise. Figures may not sum to total due to rounding.

Mativ Second Quarter 2025 Highlights

•Sales of $525.4 million increased 0.3% year over year, and 2.6% on an organic basis
•GAAP loss was $9.5 million, GAAP EPS was $(0.18)
•Adjusted EBITDA was $67.2 million, Adjusted income was $18.5 million, and Adjusted EPS was $0.33, (see non-GAAP reconciliations). Adjusted EBITDA was up 1% versus the prior year period, as lower SG&A expenses across the company, higher organic volume in SAS and favorable cost mix in FAM were partially offset by higher manufacturing and distribution costs, and unfavorable net selling price versus input cost performance.
•Second-highest cash flow quarter since the merger, with cash from operating activities of $57.6 million, and free cash flow of $48.9 million, up 25% and 33% versus the prior year period, respectively.

Management Commentary

“We delivered solid results within both FAM and SAS segments and across the enterprise,” said Shruti Singhal, Mativ President and CEO. "Mativ's second quarter results reflect a year over year growth in adjusted EBITDA as well as a significant sequential quarterly increase in both adjusted EBITDA and free cash flow. Organic volume increases in our SAS segment together with disciplined cost and expense control led the year-over-year improvement in adjusted EBITDA, and our focus on cash flow and working capital optimization produced our second-highest cash flow quarter as Mativ.

We continue to operate at an increased pace of execution, and our strong performance in Q2 reflects the corresponding results. I want to thank our capable and engaged global Mativ team, who remains relentlessly focused on enhanced commercial delivery and ensuring Mativ’s agility in this challenging tariff and macro-economic environment. Our strategic portfolio review is underway evaluating opportunities to supplement the work we are doing to strengthen our balance sheet and reduce our leverage profile, and our results to date have galvanized our team's focus on generating strong year-over-year adjusted EBITDA and free cash flow improvement for the remainder of the year."

Mativ Second Quarter 2025 Financial Results

Filtration & Advanced Materials (FAM)	Three Months Ended June 30,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$204.4	$206.4	$(2.0)
GAAP Operating Profit & Margin %	$22.6	$25.2	$(2.6)	11.1%	12.2%
Adjusted EBITDA & Margin %	$40.6	$42.3	$(1.7)	19.9%	20.5%

Filtration & Advanced Materials (FAM) segment sales, comprised primarily of filtration media and components, advanced films, coating and converting solutions, and extruded mesh products, were $204.4 million, down 1.0% versus the prior year period, reflecting lower selling prices, lower volume/mix, partially offset by favorable currency translation.

GAAP Operating Profit in 2025 included $2.2 million of restructuring expenses, compared to $1.2 million in 2024. Adjusted EBITDA (see non-GAAP reconciliations) decreased 4.0% versus prior year as lower SG&A expenses and favorable cost mix were more than offset by higher manufacturing and distribution costs, and unfavorable net selling price versus input cost performance.

Sustainable & Adhesive Solutions (SAS)	Three Months Ended June 30,
(in millions; unaudited)	2025	2024	Change	2025	2024
Net Sales	$321.0	$317.4	$3.6
GAAP Operating Profit & Margin %	$24.8	$15.6	$9.2	7.7%	4.9%
Adjusted EBITDA & Margin %	$45.3	$46.2	$(0.9)	14.1%	14.6%

Sustainable & Adhesive Solutions (SAS) segment sales, comprised primarily of tapes, labels, liners, specialty paper, packaging and healthcare solutions, of $321.0 million were up 5.0% on an organic basis, and up 1.1%, on a reported basis, versus the prior year period. Higher organic volume, higher selling prices, and favorable currency translation were partially offset by sales associated with closed and divested plants.

GAAP Operating Profit in 2025 included $0.2 million in restructuring expenses, compared to $10.1 million of restructuring and other impairment expenses in 2024. Adjusted EBITDA (see non-GAAP reconciliations) decreased 1.9% compared to the prior year period, as lower SG&A expenses, and higher volume excluding the impact from closed and divested plants were more than offset by higher manufacturing and distribution costs.

Unallocated	Three Months Ended June 30,
(in millions; unaudited)	2025	2024	Change	2025	2024
GAAP Operating Expense & % of Sales	$(27.3)	$(30.3)	$3.0	(5.2)%	(5.8)%
Adjusted EBITDA & % of Sales	$(18.7)	$(21.9)	$3.2	(3.6)%	(4.2)%

GAAP operating expenses in 2025 included $1.9 million in organizational realignment costs.

Adjusted unallocated expenses (EBITDA) (see non-GAAP reconciliations) decreased $3.2 million versus prior year primarily driven by lower SG&A expenses.

Interest expense was $18.6 million versus $18.4 million in the prior year period.

Other income (expense), net was $1.5 million and decreased $2.6 million compared with the prior year primarily driven by gains on asset sales and foreign currency gains.

Tax was a 416.7% expense for the three months ended June 30, 2025, driven by a change in valuation allowances and one-time adjustments.

Non-GAAP Adjustments reflect items included in GAAP operating profit, income, and EPS, but excluded from adjusted results (see non-GAAP reconciliation tables for additional details). The most significant adjustment to the second quarter 2025 results were:

•$0.31 per share of purchase accounting expenses (purchase accounting expenses reflect primarily ongoing non-cash intangible asset amortizations associated with mergers and acquisitions)
•$0.09 per share due to restructuring expenses
•$0.08 per share due to organizational realignment costs

Cash Flow & Debt

Year-to-date 2025 cash provided by operating activities was $41.7 million. Capital spending and software costs totaled $22.6 million. Working capital was a $11.1 million use of cash due to the impact of an increase in accounts receivable, partially offset by a decrease in inventories and increase in accounts payable.

Total debt was $1,090.6 million as of June 30, 2025 and Cash and cash equivalents was $95.6 million resulting in net debt of $995.0 million. Total liquidity was approximately $453 million, consisting of $96 million of Cash and cash equivalents and $357 million of revolver availability. The Company's debt matures on a staggered basis between 2027 and 2029.

Dividend & Share Repurchases

On August 6, 2025 the Company announced its next quarterly cash dividend of $0.10 per share payable on September 26, 2025 to stockholders of record as of August 29, 2025.

During the second quarter, the Company did not repurchase shares.

Conference Call

Mativ will hold a conference call to review second quarter 2025 results with investors and analysts at 8:30 a.m. Eastern time on Thursday, August 7, 2025. The earnings conference call will be simultaneously broadcast over the Internet at http://ir.mativ.com. To listen to the call, please go to the Company’s website at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Company’s website shortly after the call.

About Mativ

Mativ Holdings, Inc. is a global leader in specialty materials, solving our customers’ most complex challenges by engineering bold, innovative solutions that connect, protect and purify our world. Headquartered in Alpharetta, Georgia, we manufacture on three continents and generate sales in over 80 countries through our family of business-to-business and consumer product brands. The company’s two operating segments, Filtration & Advanced Materials and Sustainable & Adhesive Solutions, target premium applications across diversified and growing categories. Our broad portfolio of technologies combines polymers, fibers and resins to optimize the performance of our customers’ products across multiple stages of the value chain. Our leading positions are a testament to our best-in-class global manufacturing, supply chain and materials science capabilities. We drive innovation and enhance performance, finding potential in the impossible.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") that are subject to the safe harbor created by the Act and other legal protections. Forward-looking statements include, without limitation, those regarding the incurrence of additional debt and expected maturities of the Company’s debt obligations, the adequacy of our sources of liquidity and capital, acquisition integration and growth prospects (including international growth), the cost and timing of our restructuring actions, the impact of ongoing litigation matters and environmental claims, the amount of capital spending and/or common stock repurchases, future cash flows, purchase accounting impacts, impacts and timing of our ongoing operational excellence and other cost-reduction and cost-optimization initiatives, profitability, and cash flow, the expected benefits and accretion of the Neenah merger and Scapa acquisition and integration, whether the strategic benefits of the EP Divestiture can be achieved and other statements generally identified by words such as "believe," "expect," "intend," "guidance," "plan," "forecast," "potential," "anticipate," "confident," "project," "appear," "future," "should," "likely," "could," "may," "will," "typically" and similar words.

These forward-looking statements are prospective in nature and not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which the Company’s business shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, the following factors:

•Risks associated with the implementation of our strategic growth initiatives, including diversification, and the Company's understanding of, and entry into, new industries and technologies;
•Risks associated with acquisitions, dispositions, strategic transactions and global asset realignment initiatives of Mativ;
•Adverse changes in our end-market sectors impacting key customers;
•Changes in the source and intensity of competition in our commercial end-markets;
•Adverse changes in sales or production volumes, pricing and/or manufacturing costs;
•Seasonal or cyclical market and industry fluctuations which may result in reduced net sales and operating profits during certain periods;
•Risks associated with our technological advantages in our intellectual property and the likelihood that our current technological advantages are unable to continue indefinitely;
•Supply chain disruptions, including the failure of one or more material suppliers, including energy, resin, fiber, and chemical suppliers, to supply materials as needed to maintain our product plans and cost structure;
•Increases in operating costs due to inflation and continuing increases in the inflation rate or otherwise, such as labor expense, compensation and benefits costs;
•Our ability to attract and retain key personnel, labor shortages, labor strikes, stoppages or other disruptions;
•Changes in general economic, financial and credit conditions in the U.S., Europe, China and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the Euro) and on interest rates;
•A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;
•Changes in the manner in which we finance our debt and future capital needs, including potential acquisitions;
•Changes in tax rates, the adoption of new U.S. or international tax legislation or exposure to additional tax liabilities;
•Uncertainty as to the long-term value of the common stock of Mativ;
•Changes in employment, wage and hour laws and regulations in the U.S. and elsewhere, including unionization rules and regulations by the National Labor Relations Board, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;
•The impact of tariffs, the imposition of any future additional tariffs and other trade barriers, the effects of retaliatory trade measures, and the impact of tariff uncertainty on macroeconomic conditions;
•Existing and future governmental regulation and the enforcement thereof that may materially restrict or adversely affect how we conduct business and our financial results;
•Weather conditions, including potential impacts, if any, from climate change, known and unknown, and natural disasters or unusual weather events;
•International conflicts and disputes, such as the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas and the broader regional conflict in the Middle East, which restrict our ability to supply products into affected regions, due to the corresponding effects on demand, the application of international sanctions, or practical consequences on transportation, banking transactions, and other commercial activities in troubled regions;
•Compliance with the FCPA and other anti-corruption laws or trade control laws, as well as other laws governing our operations;
•Risks associated with pandemics and other public health emergencies;
•The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings, litigation and/or amnesty programs;
•Increased scrutiny from stakeholders related to environmental, social and governance ("ESG") matters, as well as our ability to achieve our broader ESG goals and objectives;
•Costs and timing of implementation of any upgrades or changes to our information technology systems;
•Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information;
•Information technology system failures, data security breaches, network disruptions, and cybersecurity events; and
•Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. Forward-looking statements herein are made only as of the date of this document, and Mativ undertakes no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Mativ's most recent annual report on Form 10-K for the year ended December 31, 2024 and any material updates to these factors contained in any of Mativ’s future filings with the SEC. The discussion of these risks is specifically incorporated by reference into this release. The financial results reported in this release are unaudited.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such and should only be viewed as historical data. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures and comments contained in this press release exclude restructuring and impairment expenses, certain purchase accounting adjustments related to prior acquisitions, organizational realignment and integration costs, divestiture costs, interest expense, stock compensation expense, inventory step-up expense, the effect of income tax provisions and other tax impacts, capital spending, capitalized software costs, cloud-based software costs and depreciation and amortization. This press release also provides certain information regarding the Company's financial results excluding currency impacts. This information estimates the impact of changes in foreign currency rates on the translation of the Company's current financial results as compared to the applicable comparable period and is derived by translating the current local currency results into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable period. Financial measures which exclude or include these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules attached to this release.

The Company believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency on the information used by the Company’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates the Company's financial performance. Management believes that providing this information enables investors to better understand the Company’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not intended to be considered in isolation or as alternatives or substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared and presented in accordance with GAAP. The non-GAAP financial measures used in this release may be different from the measures used by other companies.

SOURCE: Mativ Holdings, Inc.

CONTACT

Chris Kuepper, IRC
Director, Investor Relations
+1-770-569-4229

Website: http://www.mativ.com

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net sales	$525.4	$523.8	0.3%	$1,010.2	$1,024.0	(1.3)%
Cost of products sold	421.7	414.9	1.6%	833.9	831.1	0.3%
Gross profit	103.7	108.9	(4.8)%	176.3	192.9	(8.6)%

Selling and general expense	57.2	65.1	(12.1)%	120.5	126.7	(4.9)%
Research and development expense	6.7	5.8	15.5%	13.0	11.8	10.2%
Intangible asset amortization expense	15.9	15.7	1.3%	31.3	31.5	(0.6)%
Total nonmanufacturing expenses	79.8	86.6	(7.9)%	164.8	170.0	(3.1)%

Goodwill impairment expense	—	—	N.M.	411.9	—	N.M.
Restructuring and other impairment expense	3.8	11.8	(67.8)%	10.1	26.2	(61.5)%
Operating profit (loss)	20.1	10.5	91.4%	(410.5)	(3.3)	N.M.
Interest expense	18.6	18.4	1.1%	36.4	36.7	(0.8)%
Other income (expense), net	1.5	(1.1)	N.M.	(0.3)	0.6	N.M.
Income (loss) before income taxes	3.0	(9.0)	N.M.	(447.2)	(39.4)	N.M.
Income tax expense (benefit), net	12.5	(7.6)	N.M.	(12.2)	(10.0)	22.0%
Net loss	$(9.5)	$(1.4)	N.M.	$(435.0)	(29.4)	N.M.

Net loss per share:
Basic	$(0.18)	$(0.03)	N.M.	$(7.98)	$(0.54)	N.M.
Diluted	$(0.18)	$(0.03)	N.M.	$(7.98)	$(0.54)	N.M.

Weighted average shares outstanding:
Basic	54,624,900	54,321,800		54,536,500	54,294,800
Diluted	54,624,900	54,321,800		54,536,500	54,294,800

N.M. - Not Meaningful

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$95.6	$94.3
Restricted cash	10.4	—
Accounts receivable, net	208.9	162.4
Inventories, net	344.5	355.1
Income taxes receivable	16.6	20.6
Other current assets	25.4	25.7
Total current assets	701.4	658.1
Property, plant and equipment, net	631.6	620.3
Finance lease right-of-use assets	16.5	16.2
Operating lease right-of-use assets	52.9	46.4
Deferred income tax assets	0.2	8.1
Goodwill	57.5	465.6
Intangible assets, net	546.6	553.4
Other assets	70.0	79.8
Total assets	$2,076.7	$2,447.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current debt	$2.9	$2.6
Finance lease liabilities	1.7	1.6
Operating lease liabilities	9.8	9.5
Accounts payable	172.9	151.7
Income taxes payable	5.5	8.4
Accrued expenses and other current liabilities	102.7	100.7
Total current liabilities	295.5	274.5
Long-term debt	1,087.7	1,086.7
Finance lease liabilities, noncurrent	17.0	16.3
Operating lease liabilities, noncurrent	42.3	36.4
Pension and other postretirement benefits	56.9	54.3
Deferred income tax liabilities	86.0	100.9
Other liabilities	74.7	20.3
Total liabilities	1,660.1	1,589.4
Stockholders' equity:
Preferred stock, $0.10 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.10 par value; 100,000,000 shares authorized; 54,648,991 and 54,335,830 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	5.5	5.4
Additional paid-in-capital	680.7	675.7
Retained earnings (accumulated deficit)	(282.1)	164.3
Accumulated other comprehensive income, net of tax	12.5	13.1
Total stockholders' equity	416.6	858.5
Total liabilities and stockholders' equity	$2,076.7	$2,447.9

MATIV HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating
Net loss	$(435.0)	$(29.4)
Adjustments to reconcile Net loss to Net cash provided by operations:
Depreciation and amortization	71.5	72.7
Amortization of deferred issuance costs	4.1	3.9
Goodwill impairment	411.9	—
Other impairments	5.3	7.2
Deferred income tax	(14.2)	(20.8)
Pension and other postretirement benefits	(1.1)	(2.9)
Stock-based compensation	6.2	6.0
Loss on sale of assets	0.2	—
(Gain) loss on foreign currency transactions	5.8	(0.3)
Other non-cash items	0.4	1.2
Other operating	(2.3)	(0.9)
Net changes in operating working capital	(11.1)	(3.6)
Net cash provided by operations	41.7	33.1
Investing
Capital spending	(22.6)	(20.8)
Proceeds from sale of assets	1.7	2.0
Cash received from (paid on) settlement of cross-currency swap contracts	3.4	(1.7)
Other investing	(0.1)	0.5
Net cash used in investing of:
Continuing operations	(17.6)	(20.0)
Discontinued operations	—	(12.0)
Net cash used in investing	(17.6)	(32.0)
Financing
Cash dividends paid	(11.4)	(10.8)
Proceeds from long-term debt	64.0	94.0
Payments on long-term debt	(67.4)	(65.3)
Payments on financing lease obligations	(1.4)	(0.7)
Shares withheld for employee taxes	(1.3)	(0.8)
Net cash provided by (used in) financing	(17.5)	16.4
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	5.1	(4.3)
Increase in cash and cash equivalents and Restricted cash	11.7	13.2
Cash and cash equivalents and Restricted cash at beginning of period	94.3	120.2
Cash and cash equivalents and Restricted cash at end of period	$106.0	$133.4

MATIV HOLDINGS, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REPORTING
(in millions)
(Unaudited)

Segment Results
	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net sales
FAM	$204.4	$206.4	(1.0)%	$392.0	$409.1	(4.2)%
SAS	321.0	317.4	1.1%	618.2	614.9	0.5%
Total Consolidated	$525.4	$523.8	0.3%	$1,010.2	$1,024.0	(1.3)%

Cost of products sold
FAM	$155.5	$153.8	1.1%	$311.0	$314.0	(1.0)%
SAS	266.2	261.1	2.0%	522.9	517.1	1.1%
Consolidated	$421.7	$414.9	1.6%	$833.9	$831.1	0.3%

Total nonmanufacturing expenses
FAM	$24.1	$26.2	(8.0)%	$48.3	$50.9	(5.1)%
SAS	29.8	30.5	(2.3)%	57.0	59.6	(4.4)%
Total segments	53.9	56.7	(4.9)%	105.3	110.5	(4.7)%
Unallocated	25.9	29.9	(13.4)%	59.5	59.5	—%
Consolidated	$79.8	$86.6	(7.9)%	$164.8	$170.0	(3.1)%

Restructuring and impairment
FAM	$2.2	$1.2	83.3%	$420.1	$4.5	N.M.
SAS	0.2	10.2	(98.0)%	0.5	18.3	(97.3)%
Total segments	2.4	11.4	(78.9)%	420.6	22.8	N.M.
Unallocated	1.4	0.4	N.M.	1.4	3.4	(58.8)%
Consolidated	$3.8	$11.8	(67.8)%	$422.0	$26.2	N.M.

Operating profit (loss)
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$22.6	$25.2	11.1%	12.2%	$(387.4)	$39.8	(98.8)%	9.7%
SAS	24.8	15.6	7.7%	4.9%	37.8	19.8	6.1%	3.2%
Unallocated	(27.3)	(30.3)	(5.2)%	(5.8)%	(60.9)	(62.9)	(6.0)%	(6.1)%
Total Consolidated	$20.1	$10.5	3.8%	2.0%	$(410.5)	$(3.3)	(40.6)%	(0.3)%

Non-GAAP Adjustments to Operating Profit (Loss)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
FAM - Amortization of intangibles and other purchase accounting adjustments	$8.8	$8.6	$17.3	$17.3
FAM - Restructuring, restructuring related, and impairment expenses	2.2	1.2	420.1	4.4
FAM - Organizational realignment and integration costs(2)	—	0.1	—	0.1
SAS - Amortization of intangibles and other purchase accounting adjustments	7.2	7.0	14.1	14.2
SAS - Restructuring, restructuring related, and impairment expenses	0.2	10.1	0.5	17.7
SAS - Organizational realignment and integration costs(2)	—	—	—	(0.1)
Unallocated - Restructuring, restructuring related, and impairment expenses	1.4	0.3	1.4	3.4
Unallocated - Organizational realignment and integration costs(2)	1.9	2.1	11.1	6.5
Unallocated - Divestiture costs	0.3	1.7	1.1	3.2
Unallocated - Financing fees(1)	1.9	2.2	3.9	4.6
Unallocated - Amortization of cloud-based software costs	0.4	0.2	0.6	0.2
Total Consolidated	$24.3	$33.5	$470.1	$71.5
(1) Financing fees incurred for the Receivables Sales Agreement.
(2) Costs associated with the organizational realignment plan (“the Plan”) announced on January 24, 2024 totaled $1.9 million and $0.5 million for the three months ended June 30, 2025 and 2024, respectively, and $11.1 million and $3.0 million for the six months ended June 30, 2025 and 2024, respectively, which included advisory fees, system-related initiatives, and CEO transition costs. Integration costs totaled $1.8 million and $3.6 million for the three and six months ended June 30, 2024, respectively, which included stock-based compensation, employee compensation, and consulting fees.

Adjusted Operating Profit
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$33.6	$35.1	16.4%	17.0%	$50.0	$61.6	12.8%	15.1%
SAS	32.2	32.7	10.0%	10.3%	52.4	51.6	8.5%	8.4%
Unallocated	(21.4)	(23.8)	(4.1)%	(4.5)%	(42.8)	(45.0)	(4.2)%	(4.4)%
Total Consolidated	$44.4	$44.0	8.5%	8.4%	$59.6	$68.2	5.9%	6.7%

Non-GAAP Adjustments to Adjusted Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
FAM - Depreciation	$6.9	$6.9	$13.5	$13.5
FAM - Stock-based compensation(1)	0.1	0.3	0.4	0.4
SAS - Depreciation	12.7	13.4	25.4	26.8
SAS - Stock-based compensation(1)	0.4	0.1	0.8	0.1
Unallocated - Depreciation	0.7	0.4	1.3	0.9
Unallocated - Stock-based compensation(1)	2.0	1.5	3.4	2.5
Total Consolidated	$22.8	$22.6	$44.8	$44.2
(1) Stock-based compensation excludes stock-based compensation included in restructuring and organizational realignment and integration costs.

Adjusted EBITDA
	Three Months Ended June 30,				Six Months Ended June 30,
			Return on Net Sales				Return on Net Sales
	2025	2024	2025	2024	2025	2024	2025	2024
FAM	$40.6	$42.3	19.9%	20.5%	$63.9	$75.5	16.3%	18.5%
SAS	45.3	46.2	14.1%	14.6%	78.6	78.5	12.7%	12.8%
Unallocated	(18.7)	(21.9)	(3.6)%	(4.2)%	(38.1)	(41.6)	(3.8)%	(4.1)%
Total Consolidated	$67.2	$66.6	12.8%	12.7%	$104.4	$112.4	10.3%	11.0%

Non-GAAP Reconciliation of Organic Net Sales Growth

	FAM	SAS	Consolidated Mativ
	Three Months Ended June 30,

Mativ 2024 Net Sales	$206.4	$317.4	$523.8
Divestiture/closure adjustments	—	(11.7)	(11.7)
Mativ 2024 comparable Net Sales	$206.4	$305.7	$512.1

Mativ 2025 Net Sales	$204.4	$321.0	$525.4
Divestiture/closure adjustments	—	—	—
Mativ 2025 comparable Net Sales	$204.4	$321.0	$525.4
Organic growth	(1.0)%	5.0%	2.6%

Currency effects on 2025	$3.0	$4.3	$7.3
Mativ 2025 comparable Net Sales with Currency Adjustment	$201.4	$316.7	$518.1
Organic constant currency growth	(2.4)%	3.6%	1.2%

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating profit (loss)	$20.1	$10.5	$(410.5)	$(3.3)
Plus: Restructuring, restructuring related, and impairment expenses	3.8	11.6	10.1	25.5
Plus: Goodwill impairment	—	—	411.9	—
Plus: Purchase accounting adjustments	16.0	15.6	31.4	31.5
Plus: Organizational realignment and integration costs	1.9	2.2	11.1	6.5
Plus: Divestiture costs	0.3	1.7	1.1	3.2
Plus: Financing fees	1.9	2.2	3.9	4.6
Plus: Amortization of cloud-based software costs	0.4	0.2	0.6	0.2
Adjusted operating profit	$44.4	$44.0	$59.6	$68.2

Net loss	$(9.5)	$(1.4)	$(435.0)	$(29.4)
Plus: Restructuring, restructuring related, and impairment expenses	5.0	10.6	9.7	21.1
Plus: Goodwill impairment	—	—	347.2	—
Plus: Purchase accounting adjustments	17.1	12.1	29.0	24.3
Plus: Organizational realignment and integration costs	4.2	1.6	11.1	4.9
Plus: Divestiture costs	0.5	1.4	1.1	2.5
Plus: Change of valuation allowance on tax attributes	1.4	—	49.6	—
Plus: Tax legislative changes, net of other discrete items	(0.2)	(5.3)	(0.2)	(3.3)
Adjusted income (loss)	$18.5	$19.0	$12.5	$20.1

Earnings (loss) per share - diluted	$(0.18)	$(0.03)	$(7.98)	$(0.54)
Plus: Restructuring, restructuring related, and impairment expenses	0.09	0.19	0.18	0.39
Plus: Goodwill impairment	—	—	6.35	—
Plus: Purchase accounting adjustments	0.31	0.22	0.53	0.45
Plus: Organizational realignment and integration costs	0.08	0.03	0.20	0.09
Plus: Divestiture costs	—	0.03	0.01	0.05
Plus: Change of valuation allowance on tax attributes	0.03	—	0.91	—
Plus: Tax legislative changes, net of other discrete items	—	(0.10)	—	(0.07)
Adjusted Earnings (loss) per share - diluted	$0.33	$0.34	$0.20	$0.37

MATIV HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DATA
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(9.5)	$(1.4)	$(435.0)	$(29.4)
Plus: Interest expense	18.6	18.4	36.4	36.7
Plus: Financing fees	1.9	2.2	3.9	4.6
Plus: Provision for income taxes	12.5	(7.6)	(12.2)	(10.0)
Plus: Depreciation & amortization	36.3	36.3	71.6	72.7
Plus: Amortization of cloud-based software costs	0.4	0.2	0.6	0.2
Plus: Stock compensation expense	2.5	1.9	4.6	3.0
Plus: Restructuring, restructuring related, and impairment expenses	3.8	11.6	10.1	25.5
Plus: Goodwill impairment	—	—	411.9	—
Plus: Organizational realignment and integration costs	1.9	2.2	11.1	6.5
Plus: Divestiture costs	0.3	1.7	1.1	3.2
Plus: Other income (expense), net	(1.5)	1.1	0.3	(0.6)
Adjusted EBITDA	$67.2	$66.6	$104.4	$112.4

Cash provided by operating activities	$57.6	$46.1	$41.7	$33.1
Less: Capital spending	(8.7)	(8.7)	(22.6)	(20.8)
Less: Capitalized software costs	—	(0.1)	—	(0.1)
Less: Cloud-based software costs	—	(0.5)	—	(1.0)
Free cash flow	$48.9	$36.8	$19.1	$11.2

			June 30, 2025	December 31, 2024
Total debt			$1,090.6	$1,089.3
Less: Cash			95.6	94.3
Net debt			$995.0	$995.0